UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On December 13, 2018, the board of directors of Imprimis Pharmaceuticals, Inc. (the “Company”) took action to start the process by which the Company will change its name from “Imprimis Pharmaceuticals, Inc.” to “Harrow Health, Inc.” The Delaware General Corporations Law permits the Company to change its name by board action without the approval of the stockholders of the Company. It is anticipated that the name change will be completed within the next thirty days.

The stockholders of the Company need not take any action in respect of the name change. Additionally, once the name change is completed, stockholders do not need to exchange their certificates representing their shares of common stock. The current stock certificate will continue to represent their ownership interest in the Company. Stockholders, however, may return their certificates to the transfer agent for the Company after the name change is completed, and obtain an updated certificate with a new CUSIP number.

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 to this Item 7.01 is a presentation of the Company, that is being used by the management of the Company at investor conferences and at meetings describing the Company.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Item	Description

99.1	Imprimis Pharmaceuticals, Inc. Corporate Presentation date December 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imprimis Pharmaceuticals, Inc.

Date: December 17, 2018	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer